UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 11, 2009

GPS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

1358 Fruitville Road, Suite 210 Sarasota, Florida	34236
(Address of Principal Executive Offices)	(Zip Code)

 941-364-8180
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.02	Termination of Material Definitive Agreement.

On February 10, 2009, GPS Industries, Inc. (“GPSI”) and its wholly-owned subsidiary, Optimal Golf Solutions, Inc. (“Optimal”) gave written notice terminating the U.S. Patent 5,364,093 License Agreement dated January 22, 2004 (the Agreement”) with ProLink Solutions, LLC f/k/a ProLink/ParView, LLC (“ProLink”), a wholly- owned subsidiary of ProLink Holdings Corp. (OTCBB:PLKH).

ProLink failed to make a required payment due under the Agreement by January 1, 2009; on January 5, 2009, ProLink was provided written notice of default for non-payment and informed of its 30-day period to cure.  ProLink failed to cure the default and Optimal and GPSI terminated the Agreement pursuant to a Written Notice of Termination dated February 10, 2009 which also directed ProLink to immediately cease and desist practicing the technology covered by the Patent.

No material termination penalties apply to GPSI for the termination of any of the Agreement.

The information in this Form 8-K is being furnished pursuant to Section 13a-11 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of February 2009.

By:	/s/ David Chessler
David Chessler Chief Executive Officer